As filed with the Securities and Exchange Commission on May 17, 2002

                                                           File No. 333-_____

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933

                        SCHERING AKTIENGESELLSCHAFT
           (Exact name of registrant as specified in its charter)


    Federal Republic of Germany                                None

  (State or other jurisdiction of                       (I.R.S. Employer
   incorporation or organization)                        Identification No.)

                              Mullerstrasse 178
                                13353 Berlin
                        Federal Republic of Germany

                  (Address of principal executive offices)


                   Schering Long Term Incentive Plan 2001
                          (Full title of the plan)

                             Robert A. Chabora
                            Schering Berlin Inc.
                    340 Changebridge Road, P.O. Box 1000
                        Montville, New Jersey 07045
                  (Name and Address of Agent for Service)

                               (973) 487-2048
       (Telephone Number, including area code, of Agent for Service)

                            CALCULATION OF REGISTRATION FEE
==========================================================================================
                                        Proposed         Proposed
                                        Maximum          Maximum
Title of Securities   Amount to be   Offering Price      Aggregate         Amount of
to be Registered       Registered     Per Share(1)   Offering Price(1)  Registration Fee
------------------------------------------------------------------------------------------
 Ordinary Shares       1,000,000
  No par value           Shares        $60.90           $60,900,000        $5,603

 Options to purchase    400,000
  Ordinary Shares       Options
==========================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices on the New York Stock Exchange on May 15, 2002 for the Registrant's
American Depositary Shares evidenced by American Depositary Receipts, each
American Depositary Share representing one ordinary share. The purchase of a portion of the ordinary shares registered hereunder will constitute consideration for the issuance of the options registered hereunder.
==========================================================================================

Pursuant to General Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8, File No. 333-13454 are incorporated herein by reference. This Registration Statement covers 1,000,000 additional ordinary shares and 400,000 additional options to purchase ordinary shares that are issuable under the 2002 and 2003 tranches of the Long Term Incentive Plan 2001.

                                  PART II

                          INFORMATION REQUIRED IN
                         THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents previously filed by the registrant with the Commission are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 20-F for the year ended December 31, 2001;

         (b) The Registrant's Reports of Foreign Issuer on Form 6-K filed with the Commission on March 14 and April 26, 2002;

         (c) The description of the Registrant's ordinary shares and American Depositary Shares evidenced by American Depositary Receipts contained in the Registrant's registration statement on Form 20-F filed with the Commission on September 27, 2000 pursuant to Section 12(b) of the
Securities Exchange Act of 1934; and

         (d) The description of the American Depositary Shares evidenced by American Depositary Receipts and representing Ordinary Shares of the Registrant contained in the Registration Statement on Form F-6 filed with the Commission on September 27, 2000 pursuant to Section 12(b) of the Securities Exchange Act of 1934.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents. The Registrant may also incorporate by reference into this Registration Statement any Form 6-K (or portion thereof) subsequently furnished or filed with the Commission by identifying in such Form 6-K that it (or such portion thereof) is being incorporated by reference into this Registration Statement.

Item 4.  Interests of Named Experts and Counsel.

The validity of the options and ordinary shares offered hereby will be passed upon by Horst Krueger, General Counsel of the Company. Mr. Krueger owns 1,328 ordinary shares and 9,300 options to purchase ordinary shares.

Item 5.  Exhibits.

See Index to Exhibits which is incorporated herein by reference.

                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berlin, Federal Republic of Germany, on May 17, 2002.

                                SCHERING AKTIENGESELLSCHAFT


                                By /s/ Prof. Dr. Klaus Pohle
                                  ------------------------------------------
                                Name:    Prof. Dr. Klaus Pohle
                                Title:   Vice Chairman of the Executive Board
                                         and Chief Financial Officer

                             POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Robert A. Chabora as his or her attorney-in-fact and agent, to sign any post-effective amendment to this registration statement on Form S-8 in connection with the registration under the Securities Act of 1933 of additional options to purchase ordinary shares and additional ordinary shares of Schering Aktiengesellschaft issuable pursuant to the Schering Long Term Incentive Plan 2001, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any act in connection with any of the foregoing as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. The attorney-in-fact and agent is hereby granted full power of substitution and revocation with respect hereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 17, 2002.

/s/ Dr. Hubertus Erlen                          Chief Executive Officer and
----------------------------------------        Member of the Executive Board
Dr. Hubertus Erlen

/s/ Prof. Dr. Klaus Pohle                       Chief Financial Officer,
----------------------------------------        Controller and Vice Chairman
Prof. Dr. Klaus Pohle                           of the Executive Board

                                                Member of the Executive Board
----------------------------------------
Dr. Ulrich Koestlin

/s/ Lutz Lingnau                                Member of the Executive Board
----------------------------------------
Lutz Lingnau

/s/ Joerg Spiekerkoetter                        Member of the Executive Board
----------------------------------------
Joerg Spiekerkoetter

/s/ Professor Dr. Dr. h.c. Guenter Stock        Member of the Executive Board
----------------------------------------
Professor Dr. Dr. h.c. Guenter Stock

/s/ Robert A. Chabora                           Authorized Representative in
----------------------------------------        the United States
Robert A. Chabora

                             INDEX TO EXHIBITS

Exhibit
Number             Description of Document
------             -----------------------

 5                 Opinion of Horst Krueger

 23.1              Consent of Horst Krueger (included in Exhibit 5 hereto)

 23.2 Consent of BDO Deutsche Warentreuhand Aktiengesellschaft and BDO International GmbH

 24                Power of Attorney (included on signature page)